Exhibit 99.(h)(11)

FIRST AMENDMENT to

EXPENSE LIMITATION AGREEMENT

THIS FIRST AMENDMENT, made and effective as of September 1, 2008, to the Expense Limitation Agreement dated March 20, 2008 (the “Agreement”) by and between Allstate Institutional Advisors, LLC, a Delaware limited liability company (the “Adviser”) and Allstate Financial Investment Trust (the “Trust”).

WHEREAS, pursuant to Section 4.4 of the Agreement, the Trust and the Adviser have determined to modify and amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.             Term and Termination of Agreement.  The first sentence of Section 3 of the Agreement is deleted and replaced in its entirety by the following superseding sentence:

“This Agreement shall terminate with respect to a Fund upon the earlier of termination of the Advisory Agreement with respect to such Fund or on December 31, 2011.”

2.                                       Schedule A.

(a)   Schedule A to the Agreement is deleted and replaced in its entirety and superseded by the revised Schedule A attached hereto.

3.             Miscellaneous.

(a)                                  Except as amended hereby, the Agreement shall remain in full force and effect.

(b)                                 This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ALLSTATE FINANCIAL INVESTMENT		ALLSTATE INSTITUTIONAL ADVISORS,
TRUST		LLC

By:	/s/ William P. Marshall	By:	/s/ William P. Marshall
Name:	William P. Marshall	Name:	William P. Marshall
Title:	Chief Administrative Officer	Title:	President

SCHEDULE A

Fund/Class	Operating Expense Limit

Allstate ClearTarget 2005 Retirement Fund
Class A	1.25%
Class C	2.00%
Class I	1.00%
Class GA	1.25%
Class GC	2.00%
Class GI	1.00%

Allstate ClearTarget 2010 Retirement Fund
Class A	1.25%
Class C	2.00%
Class I	1.00%
Class GA	1.25%
Class GC	2.00%
Class GI	1.00%

Allstate ClearTarget 2015 Retirement Fund
Class A	1.25%
Class C	2.00%
Class I	1.00%
Class GA	1.25%
Class GC	2.00%
Class GI	1.00%

Allstate ClearTarget 2020 Retirement Fund
Class A	1.25%
Class C	2.00%
Class I	1.00%

Allstate ClearTarget 2030 Retirement Fund
Class A	1.25%
Class C	2.00%
Class I	1.00%

Allstate ClearTarget 2040 Retirement Fund
Class A	1.25%
Class C	2.00%
Class I	1.00%

Allstate ClearTarget 2050 Retirement Fund
Class A	1.25%
Class C	2.00%
Class I	1.00%

Allstate Large Cap Index Fund	0.10%